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                                                                    EXHIBIT 10.2

                         HORSESHOE GAMING HOLDING CORP.
                       EXECUTIVE SUPPLEMENTAL MEDICAL PLAN

        Horseshoe Gaming Holding Corp. hereby adopts the Horseshoe Gaming Holding Corp. Executive Supplemental Medical Plan ("Plan") for the purpose of providing certain after-tax benefits to Eligible Executives, effective as of January 1, 2002. The Plan provides a select group of key management and highly compensated employees of the Company and Employers with an opportunity, in accordance with the terms and conditions set forth herein, to be reimbursed for certain medical expenses. By offering this Plan, the Company intends to build management loyalty to the Company, its business, and its programs, and further enhance existing benefit programs.

                                   ARTICLE I.

                     DEFINITIONS AND RULES OF INTERPRETATION

        Section 1.01 Definitions. Whenever used herein, the following terms shall have the following meanings when the first letter of the term is capitalized:

        (a) "Account" means a separate bookkeeping account maintained by or under the direction of the Company for a Participant for the reimbursement of Qualified Medical Expenses.

        (b) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (d) "Company" means Horseshoe Gaming Holding Corp.

        (e) "Eligible Executive" means an executive-level employee of an Employer who has been selected by the Board of the Company to participate in the Plan.

        (f) "Employer" means the Company and any subsidiary or affiliate that the Company has authorized to participate under this Plan for its executives.

        (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        (h) "Participant" means an Eligible Executive who has commenced participation under Section 2.01, and has not subsequently become ineligible to participate under Section 2.02.

        (i) "Plan Year" means the calendar year.

        (j) "Qualified Medical Expense" means any expense incurred for the medical care of a Participant or his dependent, to the extent that (i) the expense is not otherwise reimbursed or entitled to reimbursement through insurance or otherwise, and (ii) the Participant or his


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dependent is legally obligated to pay for the expense. Qualified Medical Expense does not include any premium paid for health coverage, or coverage for any product that is advertised, marketed, or offered as long-term care insurance.

        Section 1.02 Rules of Interpretation. In interpreting the Plan, the following rules apply:

        (a) The Plan is intended to be exempt from the reporting and disclosure requirements of ERISA Part I, Title I by complying with ERISA Regulation Section 2520.104-24; therefore, eligibility is limited to a select group of management or highly compensated employees. Otherwise, the Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with applicable provisions of the Code and ERISA and, to the extent not inconsistent with the Code or ERISA, in accordance with the laws of the State of Illinois.

        (b) Words used herein in the masculine gender shall be construed to include the feminine gender, and vice versa, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

        (c) If a provision of the Plan is held illegal or invalid for any reason, that provision shall be deemed null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

                                   ARTICLE II.

                          PARTICIPATION AND TERMINATION

        Section 2.01 Commencement of Participation. An Eligible Executive shall become a Participant as of the first day after being notified by the Company that he is eligible to participate in the Plan.

        Section 2.02 Cessation of Participation. A Participant shall cease to be a Participant as of the earliest of (i) the effective date of the Plan's termination, (ii) the date the Participant ceases to be an Eligible Executive, or (iii) the date he is notified by the Company that he is no longer eligible to participate in the Plan.

                                  ARTICLE III.

                                     ACCOUNT

        Section 3.01 Establishment of Account. The Company shall maintain an Account for each Plan Year with respect to each Participant. Amounts credited to a Participant's Account remain general assets of the Company until paid pursuant to this Article. No interest or earnings shall be credited to a Participant's Account.

        Section 3.02 Crediting of Account. The Company shall determine annually the amount, if any, that shall be credited to the Account as of the beginning of each Plan Year for each participant.

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        Section 3.03 Debiting of Account. The Participant's Account shall be debited by the amount, and as of the date, of any payment under this Article for a Participant's Qualified Medical Expenses incurred during a Plan Year.

        Section 3.04 Forfeiture of Account Balance. Any balance credited to a Participant's Account after all reimbursements for the Plan Year have been made hereunder shall be forfeited as of the last day of the Plan Year.

        Section 3.05 Claims for Qualified Medical Expenses Reimbursement. A Participant may apply for reimbursement of Qualified Medical Expenses incurred during the Plan Year while a Participant by submitting a written claim form to the Company not later than March 31 after the end of the Plan Year in which the Qualified Medical Expense was incurred. A claim shall be deemed to be filed upon receipt by the Company. The claim for reimbursement may be made before or after the Participant has paid the Qualified Medical Expense, but not before the date on which the care or services that give rise to the Qualified Medical Expense are provided. The Participant's claim form shall include any and all information and/or documentation reasonably required by the Company.

        Section 3.06 Reimbursement of Qualified Medical Expenses. If a Participant submits the claim form and documentation required by Section 3.05, and the Company approves the claim, the Employer of the Participant shall reimburse the Participant from the Participant's Account for Qualified Medical Expenses incurred during the Plan Year at such times as the Company shall prescribe, but no less frequently than monthly. The amount of any reimbursement hereunder shall not exceed the amount credited to the Participant's Account at the time of the reimbursement.

        Section 3.07 Cessation of Participation.

        (a) A Participant who ceases to be a Participant, as provided in Section 2.02, shall be entitled to reimbursement of Qualified Medical Expenses incurred before he or she ceased to be a Participant to the same extent as if he or she were still a Participant.

        (b) To the extent required by Code Section 4980B, if a person ceases to be a Participant and agrees to pay the premium for COBRA continuation coverage, the person shall be treated as a Participant to the extent required by law, and coverage under the Account shall continue as long as such premiums are paid, if applicable, but not beyond the end of the Plan Year in which the COBRA qualifying event occurs, subject to the terms and conditions of the Plan.

                                   ARTICLE IV.

                           ADMINISTRATION OF THE PLAN

        Section 4.01 Plan Administrator. The Company shall be the plan administrator under ERISA. Plan administration shall be under the direction of the Company's board of directors, which shall have full, discretionary authority to control and manage the operation and administration of the Plan, and all power necessary or convenient to enable it to exercise such authority. The Company may designate a person, committee, or organization to perform certain


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administrative functions. Any such individual, committee, or organization shall hold office until removed by the Company. The Company or its designee may provide rules and regulations, not inconsistent with the provisions hereof, for the operation and management of the Plan, and may amend or rescind such rules or regulations.

        Section 4.02 Questions of Interpretation. The Company and/or its designee shall have full, discretionary authority to carry out its duties under the Plan, including but not limited to, the authority to determine eligibility under the Plan, to construe the terms of the Plan, and to determine all questions of fact or law arising hereunder. All such determinations and interpretations shall be final, conclusive, and binding on all persons affected thereby. Benefits under the Plan will be paid only if the Company and/or its designee decides in its discretion that a Participant is entitled to payment.

                                   ARTICLE V.

                            AMENDMENT AND TERMINATION

        The Company shall have the right, in its sole discretion, to amend or terminate the Plan, in whole or in part, at any time, and to any extent it deems advisable. The amendment or termination of the Plan shall be effective upon the date of approval or such later date as the Company may determine in connection therewith. To the extent allowed by the ERISA or the Code, any such modification and/or amendment may be effective retroactively.

                                   ARTICLE VI.

                                  MISCELLANEOUS

        Section 6.01 HIPAA Compliance. The Plan shall comply with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), as amended, and any regulations issued thereunder, to the extent required thereunder.

        Section 6.02 Limitation of Rights and Obligations. Neither the establishment, maintenance, or amendment of the Plan, nor any act or omission resulting from the operation of the Plan, shall confer upon any Participant, beneficiary, or other person a right or claim against the Company that is not specifically expressed or provided in the Plan, or create any responsibility or liability of the Company for the validity or effect of the Plan.

        Section 6.03 Misrepresentation. Any material misrepresentation by a Participant making application for coverage or receipt of benefits shall render the coverage under the Plan null and void, and the Participant shall cease to be eligible for any benefits under the Plan.

        Section 6.04 Notice. Any notice given under the Plan shall be sufficient if given to the Company, when addressed to its office; or if given to a Participant, when addressed to the Participant at his or her address as it appears in the records of the Company.

        Section 6.05 Disclaimer of Liability. Nothing contained herein shall confer upon a Participant any claim, right, or cause of action, either at law or in equity, against the Plan, or the


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Company, for the acts or omissions of any provider of services or supplies for any benefits provided under the Plan.

        Section 6.06 Right of Recovery. If the Company or its designee makes any payment that according to the terms of the Plan should not have been made, it may recover that incorrect payment, whether or not it was made due to the Company's error, from the person to whom it was made or from any other appropriate party. If any such incorrect payment is made directly to a Participant, the Company may deduct it when making future payments directly to that Participant.

        Section 6.07 Receipt and Release. Payment to a Participant shall, to the extent thereof, be in full satisfaction of the claim of such Participant being paid thereby.

        Section 6.08 Benefits Solely from General Assets. The benefits provided hereunder shall be paid solely from the general assets of the Company or an Employer. The Company shall not maintain any fund, or segregate any amount, for the benefit of any Participant. No Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account, or asset of the Company or any Employer from which any payment under the Plan may be made.

        Section 6.09 Participant Incapacitation. When any Participant is under legal disability or, in the Company's opinion, is incapacitated so as to be unable to manage his affairs, the Company may pay the Participant's benefits to his legal representative for his benefit. The payment of benefits pursuant to this Section shall completely discharge the liability of the Company for the benefits.

        Section 6.10 Participant Death. In the event of a Participant's death, the Participant's spouse (or, if none, the Participant's executor or the Company) may apply on the Participant's behalf for reimbursement of Qualified Medical Expenses incurred before such death.

        Section 6.11 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original.

        Section 6.12 Entire Plan. The Plan document constitutes the only legally governing document for the Plan.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 13th day of February, 2002, to be effective as of the date identified above.


                                    "COMPANY"
                                    HORSESHOE GAMING HOLDING CORP.


                                    By: /s/ Kirk Saylor
                                        ----------------------------------------
                                        (Signature)

                                        Kirk Saylor
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                                        (Printed)

                                        CFO
                                    --------------------------------------------
                                        (Office)